CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

Exhibit 10.9

Execution Version

Certain identified information has been omitted from this document because (i) it is not material and is the type that the Company customarily and actually treats as private or confidential, and/or (ii) if disclosure would constitute a clearly unwarranted invasion of personal privacy and has been marked with “[***]” to indicate where omissions have been made.

AMENDMENT NO. 1 TO

SECOND AMENDED AND RESTATED

ENGINEERING, PROCUREMENT AND CONSTRUCTION AGREEMENT

THIS AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED ENGINEERING, PROCUREMENT AND CONSTRUCTION AGREEMENT (this “Amendment”), dated as of October 11, 2022, is entered into by and between VENTURE GLOBAL PLAQUEMINES LNG, LLC, a Delaware limited liability company (“Owner”), and KZN LLC, a Texas limited liability company (“Contractor”).

W I T N E S S E T H

WHEREAS, Owner and Contractor are parties to that certain Second Amended and Restated Engineering, Procurement and Construction Agreement dated as of January 7, 2022 (the “Agreement”); and

WHEREAS, pursuant to Section 41.8 of the Agreement, the Parties desire to amend the Agreement effective as of July 31, 2022 (the “Amendment Effective Date”) as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and provisions herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, hereby covenant and agree as follows:

1. Defined Terms. Capitalized terms not defined in this Amendment shall have the meaning given to such terms in the Agreement.

2. Amendments. Effective as of the Amendment Effective Date, the Agreement is hereby amended as follows:

(i) Article 1 of the Agreement is hereby amended to insert the following new defined terms in alphabetical order:

““Amendment Effective Date” means July 31, 2022.

“Base Target Price” means, as of any date, an amount equal to the sum of the Direct Costs and Agent for Contracts Costs components of the Target Price as of such date.

“Certificate of Achievement” means the certificate, in substantially the form set forth as Exhibit F-17, to be provided by Contractor confirming in writing that the particular Margin Milestone has been achieved and explaining how it was achieved.

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

“Contractor’s Margin” means Contractor’s profit margin for the Work which, in respect of each Margin Milestone shall be calculated as follows:

CM = Base Target Price x MP x FP

Where:

CM = Contractor’s Margin for the relevant Margin Milestone

MP = the Margin Percentage, as adjusted pursuant to Section 8.2.

FP = the fixed milestone percentage for the relevant Margin Milestone set forth in Appendix 1 of Exhibit D.

“Margin Milestones” means the events to be achieved by Contractor for payment of Contractor’s Margin as defined in Exhibit A and included as Appendix 1 of Exhibit D.”

(ii) Section 6.3.1 of the Agreement is hereby deleted in its entirety and the following shall be inserted in its place:

“6.3.1 Not later than the 15th day of each Month N, Contractor shall submit to Owner for its approval a Request for Payment (simultaneously sending copies to the Independent Engineer, as Owner may direct), which shall set forth: (a) a reasonable good faith estimate of (i) the Reimbursable Work activities that will be performed during the second month (“Month N+2”) immediately following such Month N and (ii) the Direct Costs and Contractor’s G&A associated with such Reimbursable Work activities (the sum of clauses (i) and (ii) being referred to herein as an “Estimated Monthly Amount”) less, in the case of the Initial Request for Payment, the amount of the advance payment described in Section 4.1.1; (b) except for the Initial Request for Payment, the amount owed to Contractor in respect of the Reimbursable Work performed during the preceding month(s), together with Contractor’s G&A and Contractor’s Margin associated with such Reimbursable Work, that has not been paid to Contractor during such preceding month(s), as applicable; (c) except for the Initial Request for Payment, the amount by which the aggregate amount of Estimated Monthly Amounts paid to Contractor during the preceding month(s) exceeds the actual Direct Costs incurred by Contractor in the performance of the Reimbursable Work during the preceding month(s), calculated as of the last day of the month immediately preceding such month, and the Contractor’s G&A associated with such Direct Costs payable by Owner in respect of such Reimbursable Work; (d) without duplication of amounts described in clauses (a) through (c) above, any other amounts that may be due and owing from Owner to Contractor or from Contractor to Owner pursuant to any other provision of this Agreement, as well as Contractor’s Margin for any and all Margin Milestones achieved by Contractor during or prior to Month N as per the schedule defined in Appendix 1 of Exhibit D; and (e) all information and documentation required by Section 6.3.3.”

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

(iii) Section 6.3.8 of the Agreement is hereby amended inserting the following new sentence immediately following the first sentence thereof:

“For the avoidance of doubt, no Contractor’s Margin in respect of any Margin Milestone shall be due and payable by Owner until such Margin Milestone has been achieved by Contractor, such achievement being confirmed by a Certificate of Achievement to be provided by Contractor together with the relevant Request for Payment.”

(iv) Section 6.3 of the Agreement is hereby amended by adding the following new Section 6.3.11 immediately following the end of Section 6.3.10:

“6.3.11 For each Margin Milestone that was achieved prior to the Amendment Effective Date, Owner or Contractor, as applicable, shall promptly (and in any event no later than November 30, 2022) pay or credit to the other Party any difference between the actual payment of Contractor’s Margin made in respect of such Margin Milestone and the amount calculated pursuant to the definition of “Contractor’s Margin”.

(v) Section 6.3 of the Agreement is hereby amended by adding the following new Section 6.3.12 immediately following the end of Section 6.3.11:

“6.3.12 The Parties acknowledge that the amount of Contractor’s Margin payable by Owner in respect of each Margin Milestone is calculated based on a percentage of the then applicable Base Target Price. The following methodology will be applied with respect to any (i) adjustment to the Base Target Price after the Effective Date, (ii) instance where the aggregate amount of Direct Costs and Agent for Contract Costs incurred in the performance of the Reimbursable Work exceeds the then applicable Base Target Price or (iii) early termination of this Agreement:

(a) Upon an increase to the Base Target Price, the amount payable for each Margin Milestone in respect of which Contractor’s Margin has previously been paid shall be automatically increased to reflect the applicable milestone percentage of the amount of the increase to the Base Target Price, and the positive difference between such increased amount payable and the amount previously paid shall be invoiced by Contractor to Owner in the next following Request for Payment: provided, however, that any portion of the increase to the Base Target Price that has previously been invoiced to Owner and paid in accordance with clause (c) of this Section 6.3.12 shall be excluded from the application of this clause (a).

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

(b) Upon a decrease to the Base Target Price, the amount payable for each Margin Milestone in respect of which Contractor’s Margin has previously been paid shall be automatically decreased to reflect the applicable milestone percentage of the amount of the decrease to the Base Target Price, and the positive difference between the amount previously paid and such decreased amount payable shall be applied as a credit to Owner in the next following Request for Payment.

(c) If at any time the aggregate amount of Direct Costs and Agent for Contract Costs incurred in the performance of Reimbursable Work exceeds the then applicable Base Target Price, payments of Contractor’s Margin for all Margin Milestones shall be recalculated by applying such aggregate amount in place of the Base Target Price in the definition of “Contractor’s Margin”, and the positive difference resulting from such recalculation shall, with respect to each Margin Milestone in respect of which Contractor’s Margin has previously been paid, be invoiced by Contractor to Owner in the next following Request for Payment; provided, however, that the Contractor’s Margin shall not be adjusted pursuant to this clause (c) more than once every [***] days.

(d) If this Agreement is terminated pursuant to and in accordance with Article 31 or Article 32, the amount of Contractor’s Margin owed to Contractor upon such termination shall be calculated on the basis of all Direct Costs and Agent for Contract Costs incurred in the performance of Reimbursable Work prior to the date of such termination rather than the Appendix 1 of Exhibit D Margin Milestone payment schedule. If the amount of Contractor’s Margin calculated pursuant to the preceding sentence is greater or less than the aggregate amount of Contractor’s Margin paid to Contractor prior to the date of such termination, the difference shall be paid to Contractor or Owner, respectively.”

(vi) Exhibit D to the Agreement is hereby amended by deleting Paragraph C therein and inserting the following new Paragraph C it its place:

“C.	Margin Milestones

The Margin Milestones are identified on Appendix 1 to this Exhibit D.”

(vii) Exhibit D to the Agreement is hereby amended by appending a new Appendix 1 thereto in the form attached as Exhibit A to this Amendment.

(viii) Exhibit F to the Agreement is hereby amended by inserting a new Exhibit F-17 immediately following Exhibit F-16, in the form attached as Exhibit B to this Amendment.

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

3. Benefits. This Amendment shall inure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns. Except with respect to the rights of successors and permitted assigns as provided in the Agreement, including any Person who purchases, leases or takes a security interest in an undivided interest in the Facility (including the Lenders), nothing express or implied in this Amendment is intended to confer upon any person, other than the Parties and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Amendment.

4. Effect of Amendment. Except as specifically set forth herein, the Agreement, as amended by this Amendment, remains in full force and effect in accordance with its terms.

5. Governing Law. This Amendment shall in all respects be governed by, and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws.

6. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. A signed copy of this Amendment transmitted by facsimile or email shall be treated as an original and shall be binding against the Party whose signature appears on such copy.

[signatures appear on following page]

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized representatives as of the date first written above.

VENTURE GLOBAL PLAQUEMINES LNG, LLC

By:	/s/ Keith Larson
Name:	Keith Larson
Title:	Secretary

KZJV LLC

By:	/s/ Paul Fellows
Name:	Paul Fellows
Title:	Manager

By:	/s/ Matt Key
Name:	Matt Key
Title:	Manager

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

Exhibit A

Appendix 1

Margin Milestone Payment Schedule

[Omitted]

1

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

Exhibit B

EXHIBIT F-17

FORM OF CERTIFICATE OF ACHIEVEMENT

[Omitted]

1